                                               EXHIBIT 16


                             Jundt Growth Fund, Inc
                               06/30/94 - 06/30/95


                                                 12 Months        12 Months
                                               Average Annual       Total
                                                Total Return        Return*
                                               --------------    -----------
Initial Investment                                $1,000.00       $1,000.00

Divided by Initial Maximum Offering Price             14.28
                                                 ----------

Divided by Net Asset Value                                            13.53
                                                                 ----------

Equals Shares Purchased                              70.029          73.910

Plus Shares Acquired through
  Dividend Reinvestment                               1.629           1.719
                                                 ----------      ----------
Equals Shares Held at 06/30/95                       71.658          75.629

Multiplied by Net Asset Value at 06/30/95             16.40           16.40
                                                 ----------      ----------

Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 06/30/95              1,175.20        1,240.31

Divided by $1,000 (P)                                1.1752          1.2403

Subtract 1                                           0.1752          0.2403

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)           17.52%
                                                 ----------
                                                 ----------

Expressed as a percentage equals the
  Aggregate Total Return for the Period                               24.03%
                                                                 ----------
                                                                 ----------

ERV divided by P                                     1.1752

Raise to the power of                                 1.000

Equals                                               1.1752

Subtract 1                                           0.1752

Expressed as a percentage equals the
  Average Annualized Total Return                     17.52%
                                                 ----------
                                                 ----------



* Does not include sales charge for the period.

                                               EXHIBIT 16


                             Jundt Growth Fund, Inc
                               09/03/91 - 06/30/95


                                                   Since             Since
                                                 Inception         Inception
                                               Average Annual        Total
                                                Total Return        Return*
                                               --------------    -----------
Initial Investment                                $1,000.00       $1,000.00

Divided by Initial Maximum Offering Price             14.85
                                                 ----------

Divided by Net Asset Value                                            14.07
                                                                 ----------
Equals Shares Purchased                              67.342          71.073

Plus Shares Acquired through
  Dividend Reinvestment                               6.689           7.060
                                                 ----------      ----------

Equals Shares Held at 06/30/95                       74.031          78.133

Multiplied by Net Asset Value at 06/30/95             16.40           16.40
                                                 ----------      ----------

Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 06/30/95              1,214.10        1,281.38

Divided by $1,000 (P)                                1.2141          1.2814

Subtract 1                                           0.2141          0.2814

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)           21.41%
                                                 ----------
                                                 ----------

Expressed as a percentage equals the
  Aggregate Total Return for the Period                               28.14%
                                                                 ----------
                                                                 ----------

ERV divided by P                                     1.2141

Raise to the power of                                0.2615

Equals                                               1.0520

Subtract 1                                           0.0520

Expressed as a percentage equals the
  Average Annualized Total Return                      5.20%
                                                 ----------
                                                 ----------


* Does not include sales charge for the period.